AGREEMENT

            HEALTH REGISTRATION, TRADEMARK, ASSETS AND STOCK TRANSFER

This Agreement (hereinafter Agreement) dated as of the 27th of June, 2000 is entered in Madrid (Spain) by and

                                    BETWEEN

FABRICA DE PRODUCTOS QUIMICOS Y FARMACEUTICOS ABELLO, S.A. a company organized under the laws of Spain and having its legal address at Josefa Valcarcel 38, 28027 Madrid (hereinafter referred to as SELLER)

                                      AND

LABORATORIOS BELMAC, S.A., a company organized and existing under the laws of Spain and having its principal office at c/Montearagon 9, 1a pta., 28033 Madrid (hereinafter referred to as PURCHASER)

                                   WITNESSETH

WHEREAS, SELLER owns the health Registrations ("the Health Registrations") for the human prescription pharmaceutical products containing the chemical substance `Codeine phosphate' as sole active ingredient ("the Products") in Spain and sells the Products under the registered trademark CODEISAN ("the Trademark"). The Health Registration, the Product and the Trademark are defined in Schedule A hereto.

WHEREAS, SELLER owns the machinery and equipment for the manufacturing of the Products ("the Assets") as defined in Schedule B hereto.

WHEREAS,  SELLER  wishes to assign  and  PURCHASER  wishes to obtain  the Health
Registrations   and  the  Trademark  for  the  Products   under  the  conditions
established in this document.

WHEREAS, SELLER wishes to sell and PURCHASER wishes to purchase SELLER's stock of Products, Products related inventory and Assets, under the conditions established in this document.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1. - ASSIGNMENT OF HEALTH REGISTRATIONS
-----------------------------------------------

1.1 SELLER hereby assigns to PURCHASER and PURCHASER accepts, all rights to and in the Health Registrations (defined in Schedule A hereto) with all their rights and obligations, for the consideration of Pesetas two million (2,000,000.-Ptas) VAT excluded, each Health Registration, which amounts to a total of Pesetas Four Million (4,000,000.-Ptas.) VAT excluded, payable by certified check to the order of SELLER on the date the Health Registration transfer is formalized in the Notary deed mentioned in Article 7.1 below.

1.2 PURCHASER shall bear all the expenses, taxes and other charges related to the transfer of the Health Registrations as provided herein.

ARTICLE 2. - MARKET SUPPLY
--------------------------

2.1 SELLER undertakes to supply regularly to the market all the requirements of finished form Products until the date the Health Registration transfer to PURCHASER is duly authorized by the Spanish Health Ministry ("Transfer Date").

2.2 After the Transfer Date, PURCHASER shall have any and all responsibilities for the Products, and expressly defend, indemnify and hold SELLER harmless from any and all liability which concerns such Products, Trademark or the Health Registrations and which may arise from events occurring subsequent to the Transfer Date. Notwithstanding the before mentioned, provisions from Article 5 and 6 in this Agreement shall be applied.

ARTICLE 3. - ASSIGNMENT OF TRADEMARK
------------------------------------

3.1 At the Transfer Date SELLER shall assign to PURCHASER and PURCHASER shall accept, all rights to and in the Trademark (as defined in Schedule A hereto) with all their rights and obligations, for the consideration of Pesetas Eight hundred and forty six million (846,000,000.-Ptas) VAT excluded, payable by certified check to the order of SELLER on the date the Trademark transfer is formalized in the Notary deed mentioned in Article 7.2 below.

ARTICLE 4. - TRANSFER OF ASSETS
-------------------------------

4.1 At the Transfer Date SELLER shall sell to PURCHASER and PURCHASER shall buy, the Assets (as defined in Schedule B hereto) with all their rights and obligations, for the consideration of Pesetas two million and seven hundred fifty thousand (2,750,000.-Ptas) VAT excluded, payable by certified check to the order of SELLER no later than fifteen days from SELLER's invoice.

4.2 Delivery will be in SELLER's affiliate facility in Alcala de Ilenares (Madrid). SELLER will assist PURCHASER with transportation to PURCHASER facility in Zaragoza and with installing the assets. Transportation costs will be paid by SELLER.

ARTICLE 5. - TRANSFER OF GOODS IN INVENTORY
-------------------------------------------

5.1 At the Transfer Date, both parties hereto will jointly take a physical count of Product related inventory in SELLER's warehouse. PURCHASER will assume ownership of all SELLER's stock on that moment. Forecasts of inventories are defined in Schedule C hereto.

5.2 SELLER agrees to defend, indemnify and hold PURCHASER harmless from any loss claim or damage to the extent that such loss, claim or damage arises out of SELLER's defective manufacture of Product related stock purchased by PURCHASER under this Agreement.

5.3 Payment of the referenced purchase shall be made against SELLER's invoice for the total amount of the purchased inventory, according to the following payment schedule; one third of the total amount, not later than 30 days from the date of SELLER's invoice; one third on later than 60 days after invoice date; and the final third of the total amount, no later than 90 days from the SELLER's invoice date. Payments shall be effective by certified check to the order of SELLER.

5.4 The above-mentioned inventory, to be purchased by PURCHASER is made up of the following, and will be purchased at PURCHASER's warehouse prices set forth below and in Schedule B hereto.

         Finished form products (per pack):
                  125 ml. Jarabe = 131 ptas.
                  30 mg. 10 comprimedos = 70 ptas.
                  30 mg. 20 comprimidos = 118 ptas.


ARTICLE 6. - TRADE RETURNS
--------------------------

6.1 Finished form Products purchased by PURCHASER pursuant to Article 5 above will be identified on the Transfer Date by their batch number. PURCHASER will be fully responsible for any returns from customers regarding such Products unless the return is due to faulty manufacture on SELLER's part.

6.2 With respect to Products sold by SELLER in the market prior to the final transfer of ownership to PURCHASER, the parties agree as follows:

         (a) For a period of one (1) year starting with the actual date on which PURCHASER undertakes the sale of the Products, PURCHASER will accept and bear the cost of replacement of all sales returns related to the Product, provided that the sales and return level of the Products accounted in units of products for the period of six (6) Months prior to the actual date of the transfer of ownership, do not substantially exceed those of the same period of the preceding year - i.e. no overstocking has taken place and provided furthermore that the returns are not due to SELLER's fault. For these purposes, SELLER shall provide PURCHASER with information on Products returned in year 1999.

         (b) Any sales returns received and cleared by SELLER during this period and which are not related to SELLER's quality problems, will be resent to and accepted by PURCHASER. For these returns SELLER will charge PURCHASER the amount actually credited to the customer.

6.3 In any event PURCHASER and SELLER agree to assist each other with respect to trade returns in order to minimize the loss for either party.

ARTICLE 7. - NOTARY DEED
------------------------

7.1 For the purpose of the registration and acceptance by the Spanish authorities of the Health Registrations in a Notary deed, such notarized document will not constitute a novation of this Agreement.

7.2 Within three days from the Transfer Date, both parties hereto shall formalize the transfer of the Trademark in a Notary deed. Such notarized document will not constitute a novation of this Agreement.

ARTICLE 8. - COOPERATION
------------------------

8.1 Both parties hereto shall fully cooperate to accomplish in an expedient manner the registration and acceptance by the Spanish authorities of the Health Registration transfer herein agreed, and to fulfill any other of the provisions of this Agreement.

ARTICLE 9. - TERMINATION
------------------------

9.1 SELLER may terminate this Agreement effective immediately upon written notice to PURCHASER, at any time from November 1, 2000, if the authorization of the Spanish Health Ministry ("Transfer Date") pursuant to article 2 above has not yet been obtained.

9.2 Upon such termination, transfer of Health Registration will become automatically null. Each party shall assign, transfer and/pr return to the other any and all rights, documents, papers, records and/or payments as might have been made up to the termination date, and shall also execute any and all documents as necessary arising from such termination. Each party will assume its own costs and expenses incurred up to termination and/or those coming from such termination.

ARTICLE 10. - ARBITRATION
-------------------------

10.1 This Agreement shall be interpreted by and construed according to the laws of Spain. In the event of any dispute or claim arising out of or relating to any provision of the Agreement or breach thereof, the parties shall try to settle those amicably between themselves.

10.2 Should they fail to agree, the matter in dispute shall be referred for final arbitration to the Camara de Comercio e Industria de Madrid, which will administer, govern and conduct the arbitration and the designation of English speaking arbitrators in accordance with its Regulations and Statues.

10.3 The parties expressly commit themselves to comply with the award rendered by such arbitration.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in two originals by their duly authorized representatives.

LABORATORIOS BELMAC S.A.                   FABRICA DE PRODUCTOS QUIMICOS Y
                                           FARMACEUTICOS ABELLO, S.A.



/s/ James R. Murphy                         /s/ Ramiro Fandino Vazquez
------------------------------------        ------------------------------------
Name:    James R. Murphy                    Name:   Ramiro Fandino Vazquez
Title:   Consejero Delegado                 Title:   Director
Date:                                       Date:

                               INDEX OF SCHEDULES
                               ------------------

         SCHEDULE A - HEALTH REGISTRATION, TRADEMARK AND
                      ------------------------------------
         PRODUCT DESCRIPTIONS
         --------------------

         SCHEDULE B - MACHINERY AND EQUIPMENT
                      ----------------------

         SCHEDULE C - PRODUCT INVENTORY
                      -----------------